UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2014

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 400, Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 6, 2014, the Board of Directors (the “Board”) of EnerNOC, Inc. (the “Company”) amended and restated the Company’s Restated Bylaws (the “Second Restated Bylaws”). The following summary of the Second Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Second Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. Furthermore, in addition to the items summarized below, the Second Restated Bylaws include certain technical corrections, clarifications and non-substantive changes.

Procedures governing advance notice of business proposed by stockholders at an annual meeting. The Second Restated Bylaws amend the advance notice timing requirements applicable to business that may be brought before an annual meeting of the Company’s stockholders by a stockholder of the Company. To be timely under the Second Restated Bylaws, a stockholder’s notice proposing business must be received not less than ninety (90) nor more than one hundred twenty (120) calendar days prior to the anniversary of the date of the preceding year’s annual meeting of stockholders.

Procedures governing advance notice of business proposed by stockholders at a special meeting. The Second Restated Bylaws amend the advance notice timing requirements applicable to business that may be brought before a special meeting of the Company’s stockholders by a stockholder of the Company. To be timely under the Second Restated Bylaws, a stockholder’s notice proposing business must be received not less than ninety (90) days prior to the meeting or, if later, within ten (10) days after public announcement of the meeting.

Procedures governing stockholder business proposed by stockholders. The Second Restated Bylaws also, among other things, (i) require that (a) stockholders proposing business at an annual or special meeting provide a description of any agreements among such stockholders or their affiliates acting in concert with respect to such business, (b) provide a representation that they will appear in person or by proxy at the applicable meeting to propose such business, and (c) disclose all ownership interests in the Company, including Derivative Transactions (as defined in the Second Restated Bylaws) with respect to the Company’s securities during the 12-month period prior to delivery of the applicable written notice and (ii) with respect to proposals for the nomination of a director, (a) disclose sufficient information as the Company may reasonably require to determine the eligibility of a proposed nominee to serve as an independent director, (b) disclose certain information necessary for the Company to comply with applicable public reporting obligations, and (c) require that a proposed nominee represent that they have not entered any Voting Commitments (as defined in the Second Amended Bylaws), that they are not and will not become a party to any agreement with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company and that, if elected as a director, they would and will be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated Bylaws of EnerNOC, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: February 12, 2014	By:	/s/ Neil Moses
	Name: Title:	Neil Moses Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of EnerNOC, Inc.